SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): January 18, 2001


                              AOL TIME WARNER INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                          1-15062                  13-4099534
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                        Identification No.)

                75 Rockefeller Plaza, New York, New York  10019
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 484-8000

Item 5.  Other Events.

         As a result of the share repurchase program announced by AOL Time Warner Inc. (the "Company") on January 18, 2001, three mergers previously accounted for by America Online, Inc. as a pooling of interests in the September 30, 2000 quarter are now being accounted for under the purchase method of accounting. The result of this change for the quarter ended September 2000 reduces net income by approximately $1 million, has no effect on earnings per share and results in approximately $277 million of additional goodwill and other intangible assets that will be amortized over five years.

         Following are the financial statements of America Online, Inc. for the period ended September 30, 2000, which have been updated only to reflect this change.


                              AMERICA ONLINE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Amounts in millions, except share data)

                                                                                      September 30, June 30,
                                                                                          2000        2000
                                                                                      -------------  -------
                                                                                       (Unaudited)
                                     ASSETS

Current assets:

Cash and cash equivalents...........................................................      $ 2,039     $2,490
Short-term investments..............................................................        1,192        925
Trade accounts receivable, less allowances of $91 and $83, respectively.............          451        422
Other receivables, net..............................................................          137        110
Prepaid expenses and other current assets...........................................          527        481
                                                                                      ------------  --------
Total current assets................................................................        4,346      4,428

Property and equipment at cost, net.................................................        1,026        991

Other assets:
Investments including available-for-sale securities.................................        4,627      4,358
Product development costs, net......................................................          202        159
Goodwill and other intangible assets, net...........................................          786        501
Other assets........................................................................          239        236
                                                                                      ------------  --------
                                                                                          $11,226    $10,673
                                                                                      ============ =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable..............................................................       $  256     $  153
Other accrued expenses and liabilities..............................................          773        919
Deferred revenue....................................................................        1,083      1,109
Accrued personnel costs.............................................................          119        138
Deferred network services credit....................................................           76         76
                                                                                      ------------  --------
Total current liabilities...........................................................        2,307      2,395

Long-term liabilities:
Notes payable.......................................................................        1,646      1,630
Deferred revenue....................................................................          326        358
Other liabilities...................................................................            7          8
Deferred network services credit....................................................          102        121
                                                                                      ------------  --------
Total liabilities...................................................................        4,388      4,512

Stockholders' equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized, no shares issued
  or outstanding at September 30 and June 30, 2000..................................            -          -
Common stock, $.01 par value; 6,000,000,000 shares authorized,
  2,332,608,519 and 2,316,494,480 shares issued and outstanding at
  September 30 and June 30, 2000, respectively.....................................            23         23
Additional paid-in capital..........................................................        4,799      4,314
Accumulated other comprehensive income - unrealized gain on
  available-for-sale securities, net................................................          325        478
Retained earnings...................................................................        1,691      1,346
                                                                                      ------------  --------
Total stockholders' equity..........................................................        6,838      6,161
                                                                                      ------------  --------
                                                                                          $11,226    $10,673
                                                                                      ============ =========


                             See accompanying notes.


                              AMERICA ONLINE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in millions, except per share data)
                                   (Unaudited)

                                                                             Three months ended
                                                                                 September 30,
                                                                               2000      1999
                                                                             --------  --------
Revenues:

Subscription services.....................................................    $1,206    $  995
Advertising, commerce and other...........................................       649       360
Enterprise solutions......................................................       120       122
                                                                             --------  --------
Total revenues............................................................     1,975     1,477

Costs and expenses:
Cost of revenues..........................................................       929       792
Sales and marketing.......................................................       298       213
Product development.......................................................        59        71
General and administrative................................................       181       123
Amortization of goodwill and other intangible assets......................        26        18
                                                                            --------  --------
Total costs and expenses..................................................     1,493     1,217

Income from operations... ................................................       482       260
Other income, net.........................................................        89        39
                                                                             --------  --------
Income before provision for income taxes..................................       571       299
Provision for income taxes................................................      (227)     (118)
                                                                             --------  --------
Net income................................................................    $  344     $ 181
                                                                             ========  ========

Earnings per share:
Earnings per share-diluted................................................    $ 0.13    $ 0.07
Earnings per share-basic..................................................    $ 0.15    $ 0.08
Weighted average shares outstanding-diluted...............................     2,600     2,587
Weighted average shares outstanding-basic.................................     2,325     2,231



                             See accompanying notes.


                              AMERICA ONLINE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Amounts in millions)

                                   (Unaudited)

                                                                                       Three months ended
                                                                                          September 30,
                                                                                         2000     1999
                                                                                        -------  -------
Cash flows from operating activities:

Net income ............................................................................ $  344   $  181
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash restructuring charges.........................................................      -        2
Amortization of deferred network services credit.......................................    (19)     (19)
Depreciation and amortization..........................................................    110       79
Compensatory stock options.............................................................      3        3
Gain on available-for-sale securities..................................................    (34)       -
Equity in loss of investees............................................................     27        -
Deferred income taxes..................................................................    227      117
Changes in assets and liabilities, net of the effects of acquisitions and dispositions:
  Trade accounts receivable............................................................    (28)     (28)
  Other receivables....................................................................    (27)     (43)
  Prepaid expenses and other current assets............................................    (49)     (28)
  Other assets.........................................................................     (3)     (52)
  Investments including available-for-sale securities..................................    (36)     (99)
  Accrued expenses and other current liabilities.......................................    (60)     206
  Deferred revenue and other liabilities...............................................    (57)     147
                                                                                        -------  -------
Total adjustments......................................................................     54      285
                                                                                        -------  -------
Net cash provided by operating activities..............................................    398      466

Cash flows from investing activities:

Purchase of property and equipment.....................................................    (94)    (136)
Product development costs..............................................................    (52)     (18)
Proceeds from sale of investments, including available-for-sale securities.............    230        -
Purchase of investments, including available-for-sale securities.......................   (697)     (94)
(Purchase)/Proceeds of short-term investments, net.....................................   (267)      97
Other investing activities.............................................................    (51)      14
                                                                                        -------  -------
Net cash used in investing activities..................................................   (931)    (137)

Cash flows from financing activities:

Proceeds from issuance of common stock, net............................................     84       97
Principal and accrued interest payments on debt........................................     (2)      (3)
                                                                                        -------  -------
Net cash provided by financing activities..............................................     82       94
                                                                                        -------  -------
Net (decrease) increase in cash and cash equivalents...................................   (451)     423
Cash and cash equivalents at beginning of period.......................................  2,490      936
                                                                                        -------  -------
Cash and cash equivalents at end of period............................................. $2,039   $1,359
                                                                                        =======  =======
Supplemental cash flow information:

Cash paid during the period for: Interest (net of amount capitalized).................. $    2   $    4
                                                                                        =======   ======


                             See accompanying notes.


                              AMERICA ONLINE, INC.
       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    (Amounts in millions, except share data)
                                   (Unaudited)

                                                                                Accumulated
                                                  Common Stock     Additional     Other
                                           -----------------------  Paid-In    Comprehensive     Retained
                                              Shares        Amount  Capital     Income, Net      Earnings
                                           --------------  ------- ---------  ---------------  ------------


Balances at June 30, 2000.................  2,316,494,480    $ 23    $ 4,314      $  478         $1,346
Common stock issued:
  Exercise of options.....................     11,543,499       -         83           -             -
  Business acquisitions...................      4,278,873       -        271           -             -
Amortization of compensatory

   stock options..........................              -       -          3           -             -
Unrealized loss on

   available-for-sale securities, net.....              -       -        (90)       (153)            -
Tax benefit related to stock options......              -       -        218           -             -
Effect of immaterial pooling..............        291,667       -          -           -              1
Net income................................              -       -          -           -            344
                                           --------------  ------- ---------  ---------------  ------------
Balances at September 30, 2000............  2,332,608,519    $ 23    $ 4,799      $  325         $1,691
                                           ==============  ======= =========  ===============  ============



                                                         Comprehensive
                                                         Income For The

                                                       Three Months Ended
                                             Total     September 30, 2000
                                            --------- ---------------------


Balances at June 30, 2000.................   $6,161
Common stock issued:
  Exercise of options....................        83
  Business acquisitions.................        271
Amortization of compensatory

   stock options..........................        3
Unrealized loss on

   available-for-sale securities, net.....     (243)          (153)
Tax benefit related to stock options......      218
Effect of immaterial poolings............         1
Net income................................      344            344
                                            --------- -----------------
Balances at September 30, 2000............   $6,838           $191
                                            ========  =================



                             See accompanying notes.

                              AMERICA ONLINE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements, which include the accounts of America Online, Inc. (the "Company") and its wholly owned subsidiaries, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation, have been included in the accompanying unaudited condensed consolidated financial statements. All significant intercompany transactions and balances have been eliminated in consolidation. Operating results for the three months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the full year ending June 30, 2001. For further information, refer to the consolidated financial statements and notes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

Note 2.  Recent Pronouncements

         In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation" ("FIN 44"), which contains rules designed to clarify the application of APB 25. As of July 1, 2000, the Company has adopted FIN 44 with no material effect on earnings and financial position.

         The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement deferred for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now applies to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company adopted the standard as of July 1, 2000. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not designated as hedges must be adjusted to fair value through income. If the derivative is designated as a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of the change in fair value of a derivative that is designated as a hedge will be immediately recognized in earnings. Certain of the Company's holdings of equity instruments have been deemed derivatives pursuant to the criteria established in SFAS 133. The Company has designated certain of those derivatives as hedges. The adoption of SFAS 133 by the Company as of July 1, 2000 had no material effect on earnings and financial position.

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which clarifies certain existing accounting principles for the
timing  of  revenue   recognition  and  its   classification  in  the  financial
statements. The SEC delayed the required implementation date of SAB 101 by issuing Staff Accounting Bulletins No. 101A, "Amendment: Revenue Recognition in Financial Statements" and 101B, "Second Amendment: Revenue Recognition in Financial Statements" in March and June 2000, respectively. In anticipation of the merger between the Company and Time Warner Inc. being completed prior to December 31, 2000, the Company will adopt SAB 101 in the quarter ending December 31, 2000. The Company believes the adoption of SAB 101 will not be material to the earnings and financial position of the Company and it will mainly impact Enterprise revenues and cost of revenues.

Note 3.  Earnings Per Share

         The following table sets forth the computation of basic and diluted earnings per share for the three months ended September 30, 2000 and 1999:


                                                                                    Three months ended
                                                                                       September 30,

     (in millions, except per share data)                                               2000     1999
                                                                                     -------- --------
     Basic earnings per share:

     Net income available to common shareholders...................................  $   344  $   181
                                                                                     -------- --------
     Weighted average shares outstanding...........................................    2,325    2,231
     Basic earnings per share......................................................  $  0.15  $  0.08
                                                                                     ======== ========

     Diluted earnings per share:

     Net income available to common shareholders...................................  $   344  $   181
     Interest on convertible debt, net of tax......................................        2        2
                                                                                     -------- --------
     Adjusted net income available to common shareholders
        assuming conversion........................................................  $   346  $   183
                                                                                     -------- --------
     Weighted average shares outstanding...........................................    2,325    2,231
     Effect of dilutive securities:
        Employee stock options.....................................................      237      316
        Convertible debt...........................................................       38       40
                                                                                     -------- --------
     Adjusted weighted average shares and assumed conversions......................    2,600    2,587
                                                                                     ======== ========
     Diluted earnings per share....................................................  $  0.13  $  0.07
                                                                                     ======== ========

         Excluded from the diluted share base calculation above for the three months ended September 30, 2000 are incremental weighted shares of approximately
13.6 million and approximately 35 million related to convertible subordinated notes and stock options, respectively. Excluded from the diluted share base calculation above for the three months ended September 30, 1999 are incremental weighted shares of approximately 23.1 million related to stock options. The shares related to the convertible subordinated notes are excluded due to their antidilutive effect as a result of adjusting net income by $6 million for interest expense (net of tax) that would be forfeited if the notes were converted to equity. The shares related to the stock options are excluded due to their antidilutive effect as a result of the option's exercise prices being greater than the average market price of the common shares during the three months ended September 30, 2000 and September 30, 1999.

Note 4.    Comprehensive Income

         For the three months ended September 30, 2000 and 1999, comprehensive income was $191 million and $437 million, respectively. The difference between net income and comprehensive income for each period presented is due to net unrealized gains or losses on available-for-sale securities.

Note 5.  Business Developments

         During the quarter ended September 30, 2000, the Company completed its mergers with Quack.com, Inc., iAmaze, Inc., LocalEyes Corporation. As a result of the Company's announced stock repurchase program, these have been accounted for under the purchase method of accounting. The proforma effect of these merged companies is immaterial to those of the Company. The Company also merged with Prophead Development, Inc. ("Prophead"). The merger with Prophead was accounted for as pooling-of-interests. As the historical results of operations of Prophead was not material in relation to those of the Company, the financial information prior to the quarter ended June 30, 2000 has not been restated to reflect this merger. The Company exchanged approximately 4.6 million shares of common stock for all the outstanding common and/or preferred shares of these merged companies. The Company incurred $6 million of acquisition costs related to these mergers. Substantially all of these costs were capitalized under the purchase method of accounting. These costs consisted mainly of investment banking and legal services. As of September 30, 2000, approximately $5 million of the merger related costs had been paid. The Company expects the remaining costs associated with the mergers to be paid by December 31, 2000.

Note 6.  Segment Information

         America  Online has four major lines of businesses:
         o   the Interactive Services Group,
         o   the Interactive Properties Group,
         o   the AOL International Group, and
         o   the Netscape Enterprise Group.

         The Interactive Services Group and the Netscape Enterprise Group are the only two reportable segments. The results of the Interactive Properties Group and the AOL International Group have been combined in the "Other Segments" line shown below. Prior period information has been restated to conform to the current presentation. There are no intersegment revenues between the four operating segments. Shared support service functions such as human resources, facilities management and other infrastructure support groups are allocated based on usage or headcount, where practical, to the four operating segments. Charges that cannot be allocated are reported as general and administrative costs and are not allocated to the segments. Special charges determined to be significant are reported separately in the Condensed Consolidated Statements of Operations and are not assigned or allocated to the segments. All other accounting policies are applied consistently to the segments, where applicable.

     A summary of the segment financial information is as follows:

                                                        Three months ended
                                                          September 30,
                                                        2000         1999
                                                   ------------  -----------
                                                      (Amounts in millions)

     Revenues:

     Interactive Services Group (1)..............       $1,726      $1,290
     Netscape Enterprise Group (2)...............          120         122
     Other Segments (3)..........................          129          65
                                                   ------------  -----------
         Total revenues..........................       $1,975      $1,477

     Income (loss) from operations:

     Interactive Services Group (1)..............       $  494       $  325
     Netscape Enterprise Group(2)................           50           18
     Other Segments (3)..........................           54           15
     General and Administrative (4)..............         (116)         (98)
                                                   ------------  -----------
         Total income from operations............       $  482       $  260



(1) For the three months ended September 30, 2000 and 1999, the Interactive Services Group includes online service revenues of $1,206 million and $995 million, respectively; advertising, commerce and other revenues of $520 million and $295 million, respectively; and goodwill and other intangible assets amortization of $13 million and $11 million, respectively.

(2) For the three months ended September 30, 2000 and 1999, the Netscape Enterprise Group is comprised solely of enterprise revenues.

(3) For the three months ended September 30, 2000 and 1999, Other Segments are comprised solely of advertising, commerce and other revenues and include goodwill and other intangible assets amortization of $13 million and $7 million, respectively.

(4)  Bad debt has been allocated to the applicable segment.

     The Company does not have any material revenues and/or assets outside the United States and no single customer accounts for more than 10% of total revenues.

Note 7.  Subsequent Events

         Time Warner Merger

         On January 10, 2000, the Company and Time Warner Inc. announced that they had entered into an Agreement and Plan of Merger, dated as of January 10, 2000 (the "Merger Agreement"), which sets forth the terms and conditions of the proposed merger of equals of America Online and Time Warner. Pursuant to the Merger Agreement, America Online and Time Warner have formed AOL Time Warner and each holds one share of AOL Time Warner. AOL Acquisition Sub, a newly formed and wholly owned subsidiary of AOL Time Warner, will be merged with and into America Online, with stockholders of America Online receiving one share of AOL Time Warner common stock for each share of America Online Common Stock, and TW Acquisition Sub, a newly formed and wholly owned subsidiary of AOL Time Warner, will be merged with and into Time Warner, with common stockholders of Time Warner receiving 1.5 shares of AOL Time Warner common stock for each share of Time Warner common stock. As a result of the merger, the separate corporate existence of each of AOL Acquisition Sub and TW Acquisition Sub will cease and each of America Online and Time Warner will survive the merger as a wholly owned subsidiary of AOL Time Warner. The merger was approved by the stockholders of each of America Online and Time Warner on June 23, 2000. In addition, the European Union Commission approved the merger on October 11, 2000. The merger is expected to close in the fall of 2000 and is subject to customary closing conditions, including required U.S. government regulatory approvals, which the companies are in the process of seeking. There can be no assurance that such approvals can be obtained.

         Redemption of Notes

         The Company has issued a notice of its election to exercise its option to redeem in whole, the 4% Convertible Subordinated Notes due November 15, 2002 (the "Notes") on November 15, 2000. Under the redemption prices set forth in the Notes, the Company will be obligated to redeem the outstanding Notes at a price of 101.6% (expressed as a percentage of principal amount) together with accrued interest at the date of redemption. Noteholders may convert their Notes to shares of the Company's common stock on or prior to the redemption date. The principal amount, net of unamortized discount, was $244 million as of September 30, 2000.

Note 8. Legal Proceedings

         The Company is a party to various litigation matters, investigations and proceedings, including several complaints that have been filed and remain pending in the Delaware Court of Chancery naming as defendants one or more of America Online, the directors of America Online, Time Warner Inc. and the directors of Time Warner. The complaints purport to be filed on behalf of holders of America Online or Time Warner stock, as applicable, and allege breaches of fiduciary duty by the applicable company and its directors or aiding and abetting breaches of fiduciary duty by the other company and its directors in connection with the proposed merger of America Online and Time Warner. The plaintiffs in each case seek to enjoin completion of the merger and/or damages. These cases are at a preliminary stage, but the Company does not believe these lawsuits have any merit and intends to defend against them vigorously. The Company is unable, however, to predict the outcome of these cases, or reasonably estimate a range of possible loss given the current status of the litigation.

         Since March 2000, America Online has been named as a defendant in several class action lawsuits that have been filed in state and federal courts. The complaints in these lawsuits contend that consumers and competing Internet service providers have been injured because of the default selection features in AOL 5.0. Plaintiffs are seeking damages, an injunction enjoining the distribution of AOL Version 5.0 software, and disgorgement of all monies that the Company has earned through the distribution of its Version 5.0 software. These cases are at a preliminary stage, but America Online does not believe they have merit and intends to contest them vigorously. The Company is unable, however, to predict the outcome of these cases, or reasonably estimate a range of possible loss given the current status of the litigation.

         In the spring of 1999, the Department of Labor ("DOL") began an investigation of the applicability of the Fair Labor Standards Act ("FLSA") to the Company's Community Leader program. The Company believes the Community Leaders are volunteers, not employees, that the Community Leader program reflects industry practices, and that its actions comply with the law. The Company is cooperating with the DOL's inquiry, but is unable to predict the outcome of the DOL's investigation and cannot reasonably estimate a range of possible loss given the current status of the DOL's investigation. Former volunteers have sued the Company on behalf of an alleged class consisting of current and former volunteers, alleging violations of the FLSA and comparable state statutes. The Company believes the claims have no merit and intends to defend them vigorously. The Company cannot predict the outcome of the claims or whether other former or current volunteers will file additional actions, nor can the Company reasonably estimate a range of possible loss given the current status of the litigation.

         The  costs  and  other   effects  of  pending  or  future   litigation,
governmental investigations, legal and administrative cases and proceedings (whether civil or criminal), settlements, judgments and investigations, claims and changes in those matters (including those matters described above), and developments or assertions by or against the Company relating to intellectual property rights and intellectual property licenses, could have a material adverse effect on the Company's business, financial condition and operating results.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AOL TIME WARNER INC.



DATE: January 26, 2001           SIGNATURE: /s/J. Michael Kelly
                                            ------------------------------
                                            J. Michael Kelly
                                            Executive Vice President
                                            and Chief Financial Officer